Exhibit 99.1

Frontier Communications

3 High Ridge Park

Stamford, CT 06905

203.614.5600

www.frontier.com

Frontier Communications to Release Fourth-Quarter 2013 Results and Host Call

STAMFORD, Conn.,  January 16,  2014 -- Frontier Communications Corporation (NASDAQ: FTR) plans to release fourth-quarter 2013 results on Monday,  February 24, 2014 after the market closes and to host a conference call that day at 4:30 P.M. Eastern Time.  The conference call will be webcast and may be accessed in the Webcasts & Presentations section of Frontier’s Investor Relations website at www.frontier.com/ir.

A telephonic replay of the conference call will be available for five days beginning at 7:30 P.M. Eastern Time, Monday,  February 24, 2014 at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 8066138.  A  webcast replay of the call will be available at www.frontier.com/ir.

INVESTOR CONTACT:	MEDIA CONTACT:
Luke Szymczak	Brigid Smith
Vice President, Investor Relations	AVP, Corp. Comm.
(203) 614-5044	(203) 614-5042
luke.szymczak@ftr.com	brigid.smith@ftr.com

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